UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-179738	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On March 13, 2015 (the “Effective Date”) Ubiquity, Inc. has entered into a Non-Exclusive Commercial Technology License Agreement (the “License Agreement”) with Sprocket HK Limited (“Sprocket”), a Hong Kong limited liability company. Pursuant to the terms of the Agreement, the Company agreed to grant to Sprocket a domestic and international non-exclusive license to make, use, copy and distribute products and services based upon the technology owned by the Company. Sprocket will also negotiate licenses with third parties, subject to the terms and conditions set forth in the License Agreement. The license grant is conditioned on the parties’ mutual approval of a “Corporate Memo of Understanding” within 30 calendar days from the Effective Date of the License Agreement.

The foregoing summary of the License Agreement does not purport to be complete, and is qualified in its entirety by reference to the Non-Exclusive Commercial Technology License Agreement, which is filed herewith as Exhibit 10.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	Non-Exclusive Commercial Technology License Agreement, dated as of March 13, 2015, by and between Ubiquity, Inc. and Sprocket HK Limited

99.1	Press Release, dated March 24, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2015

UBIQUITY, INC.

By:	/s/ Christopher Carmichael
Christopher Carmichael
Chief Executive Officer